Exhibit 99.2

• U. S. Steel’s Board of Directors has initiated a review of strategic alternatives, which will be conducted through an open and competitive process • The Basic Labor Agreement (“BLA”) with the United Steelworkers labor union (“USW”) does not provide a right to veto any transaction that may result from this review • The BLA provides the USW with: • Successorship rights (See Article Two, Section D) • Right to Bid, after receiving notice of an offer (See Article Eleven, Section C) U. S. Steel is conducting a thorough process and the Board is committed to evaluating all bids on a level playing field to determine what the best outcome This summary is qualified in its entirety by the full text of the Agreement, dated September 1, 2022 (the Basic Labor Agreeme nt, BLA, or the Agreement), is between United States Steel Corporation and the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Uni on, or its successor on behalf of Employees of the Company (as defined in Article Two, Section A (Coverage)) at the Plants, which has been filed with the U. S. Securities and Exchange Comm iss ion. U. S. Steel Strategic Alternative Review Process Basic labor agreement considerations